Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the

Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report of Boston Acoustics, Inc. (the “Company”) on Form 10-Q for the period ending September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Debra A. Ricker-Rosato, Principal Financial Officer of the Company, certify, solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Debra A. Ricker-Rosato

Debra A. Ricker-Rosato Vice President - Finance (Principal Financial Officer) November 12, 2003